Exhibit 10.1

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

         This Amendment No. 1 to Employment Agreement is made and entered into this 5th day of May, 2002 by and among F.N.B. Corporation, a Florida corporation (the "Corporation"), and Gary L. Tice, an individual ("Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - --

         WHEREAS, the parties hereto entered into an Employment Agreement effective as of June 13, 2001 (the "Employment Agreement"); and

         WHEREAS, the parties hereto desire to amend and clarify certain terms of the Employment Agreement;

         NOW, THEREFORE, for and in consideration of the mutual premises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the parties hereto agree as follows:

         1. Subsection (a) of Section 10 of the Employment Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

                  (a) If the Executive's employment shall be terminated because of death or disability, the Corporation shall pay to the Executive or the Executive's designated beneficiary (to the Executive's estate if no beneficiary has been designated) an amount equal to one year's full Annual Direct Salary plus any Annual Direct Salary earned through the date of termination at the rate in effect at the time of termination and any other amounts owing to Executive at the date of termination. The Corporation shall pay the Executive, or his designated beneficiary or estate, at the end of the fiscal year in which the termination occurred, a prorated award under the Corporation's annual incentive pay plan (EICP). Additionally, the Corporation shall accelerate vesting of restricted stock, stock option and performance share awards to provide a full or prorated compensation opportunity for the disabled Executive or the deceased Executive's designated beneficiary or estate.

         2. Subsection (f) of Section 10 of the Employment Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

                  (f) If, within twenty-four (24) months following a Change of Control (as defined herein), provided Executive has not attained the age of 62, the Corporation eliminates Executive's position and fails to offer the Executive a comparable position within thirty (30) days, or the Executive terminates employment due to a lessening of job responsibilities or the requirement of an unacceptable relocation (defined as more than 35 miles from the Executive's prior work site) or for any reason during the thirteen months following the Change of Control, then the Corporation shall make a lump-sum payment (the

         "Change in Control Payment") to the Executive equal to the sum of (x) an amount equal to three times the sum of his then current Annual Direct Salary and (y) an amount equal to three times the highest annual bonus award received within the three years preceding the year in which termination occurs. The Corporation will also maintain benefit coverages for the Executive as specified in Section 10(c) above until the earlier of the date Executive attains the age of 65 or the date of Executive's death. All restricted stock, stock option and performance share awards made to the Executive will become fully vested and the Executive will have any remaining time allowed under the agreements covering those grants to exercise available stock options. Further, the Corporation will provide to the Executive outplacement and career counseling services as may be requested by the Executive, such service costs not to exceed 15% of the Executive's then current Annual Direct Salary.

         3.       The following shall be inserted as a new subsection (g) of
Section 10 of the Employment Agreement:

                  (g) Notwithstanding anything to the contrary contained in the Basic Retirement Plan of the Corporation (the "BRP"), in the event Executive is entitled to any payment pursuant to subsection (f) of this
         Section 10, Executive's "Actual Credited Service" under the BRP shall be deemed for all purposes to be increased by a period of three years, and Executive's "Compensation" for each such additional year for purposes of the BRP shall be deemed to be an amount equal to one-third of the amount of the Change in Control Payment.

         4.       The following shall be inserted as a new subsection (h) of
Section 10 of the Employment Agreement:

                  (h) If, within twenty-four (24) months following a Change of Control (as defined herein,) the Corporation eliminates Executive's position and fails to offer the Executive a comparable position within thirty (30) days, or the Executive terminates employment due to a lessening of job responsibilities or the requirement of an unacceptable relocation (defined as more than 35 miles from the Executive's prior work site) or for any reason during the thirteen months following the Change of Control, Executive's Target Benefit Percentage under the BRP shall be 70% at all times prior to such time Executive attains the age of 62.

         5. Except as set forth above, the Employment Agreement shall continue in full force and effect as presently in effect.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered or caused to be executed and delivered this Amendment No. 1 to Employment Agreement as of the day and year first above written.


"EXECUTIVE"                            F.N.B. CORPORATION

/s/Gary L. Tice                        By: /s/Charles T. Cricks
-----------------------------              -------------------------------------
Gary L. Tice                           Name: Charles T. Cricks
                                             -----------------------------------
                                       Title:  Chairman - Compensation Committee
                                               ---------------------------------